UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Doyen Elements, Inc.

(Exact name of registrant as specified in its charter)

Nevada	47-5326352
(Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20511 Abbey Drive Frankfort, Illinois	60423
(Address of principal executive offices)	(Zip Code)

Title of each class of securities to be registered Securities to be registered pursuant to Section 12(b) of the Act:	Name of each exchange on which each class is to be registered
NONE	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [X]

Securities Act Form 1-A or Regulation A offering statement file number to which this form relates: 024-10707

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK par value $0.0001 per share

Item 1. Description of Registrant’s Securities to be Registered.

Doyen Elements, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder set forth under the heading “Description of Securities” in the offering circular included in the Registrant’s Offering Statement on Form 1-A (File No. 024-10707) originally filed with the U.S. Securities and Exchange Commission on June 9, 2017, as amended or supplemented on June 16, 2017, August 1, 2017 and August 15, 2017, and which was qualified on September 1, 2017

Item 2. Exhibits.

1.	Articles of Incorporation, as amended, of the Registrant are incorporated herein by reference to Exhibit P to the Form 1-A filed June 9, 2017.

2.	By-laws of the Registrant are incorporated herein by reference to Exhibit B to Form 1-A/A filed August 1, 2017.

3.	Doyen Elemenst, Inc. Employment Agreement dated June 6, 2017 among Geoff Thompson and the Company is incorporated herein by reference to Exhibit R to the Form 1-A filed June 9, 2017.

4.	Doyen Elemenst, Inc. Employment Agreement dated June 6, 2017 among Cynthia Boerum and the Company is incorporated herein by reference to Exhibit R of the Form 1-A filed June 9, 2017.

5.	Form of Kenneth Thomas Investor Warrant of the Registrant is incorporated herein by reference to Exhibit Q of the Form 1-A filed June 9, 2017.

6.	Form of Osceola Green, LLC Investor Warrant of the Registrant is incorporated herein by reference to Exhibit R of the Form 1-A.

7.	Form of Osceola Green Holdings, LLC Warrant of the Registrant is incorporated herein by reference to Exhibit S of the Form 1-A.

8.	Amended Equity Purchase Agreement dated July 25, 2017 among various Sellers and Members (“Parties”) and the Company is incorporated herein by reference to Exhibit D of the Form 1-A/A filed August 1, 2017

9.	Form of Subscription Agreement for Common Shares incorporated herein by reference to Exhibit I of the Form 1-A/A filed August 15, 2017.

The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of offering circular subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 6, 2017	Doyen Elements, INC

	By:	/s/ Geoff Thompson
	Name:	Geoff Thompson
	Title:	Chairman, Chief Executive Officer and President

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